Exhibit 99.1

VENU Secures Bridge Loan Financing Facility with Ryan, LLC to Advance National Expansion

Financing advances venue development while also advancing VENU’s current disciplined, non-dilutive capital approach

COLORADO SPRINGS – July 21, 2026 - (BUSINESS WIRE) – Venu Holding Corporation (“VENU” or the “Company”) (NYSE AMERICAN: VENU), an owner, operator, and developer of premium live entertainment destinations, today announced it has secured a bridge loan financing facility with Ryan, LLC (“Ryan”). The facility is intended to fund ongoing construction costs for the Company’s premium 20,000-seat entertainment destination, Sunset Amphitheater in McKinney, Texas, targeted to open in the first quarter of 2027.

The $20 million facility bridges VENU to permanent financing, which the Company expects to close in the third quarter of fiscal 2026 and which is expected to fully fund the remaining balance of construction for Sunset Amphitheater in McKinney, Texas.

The arrangement deepens VENU’s existing relationship with Ryan, whose Credits and Incentives practice has served as a national expansion partner to the Company since 2023, sourcing development sites and structuring public-private partnerships across VENU’s growth markets. Ryan also serves as Official Tax Partner, providing tax advisory support as VENU continues to expand.

“This financing lets us keep construction moving on one of our most anticipated venues without diluting shareholders and keeps the asset on our balance sheet,” said J.W. Roth, Founder, Chairman, and CEO of VENU. “Brint and the Ryan team have been building alongside us for years now, and this facility is another example of what that partnership delivers. We couldn’t be prouder to keep growing with a team that shows up for us the way Ryan does.”

“Ryan has worked alongside VENU as it has expanded into new markets, helping identify opportunities and structure economic development incentives that support long-term growth,” said G. Brint Ryan, Chairman and CEO of Ryan. “We’re pleased to extend that relationship through this financing and support the continued development of the McKinney project.”

The bridge structure reflects VENU’s broader current capital strategy: funding growth through public-private partnerships, and fractional ownership structures rather than equity offerings, preserving shareholder value while at the same time scaling the Company’s national venue pipeline.

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU) is a premier owner, developer, and operator of luxury, experience-driven entertainment destinations. Founded by Colorado Springs entrepreneur J.W. Roth, VENU has a portfolio of premium brands that includes Ford Amphitheater, Sunset Amphitheaters, Phil Long Music Hall, The Hall at Bourbon Brothers, Bourbon Brothers Smokehouse and Tavern, Aikman Owners Clubs, and Roth’s Sea & Steak. With venues operating and in development across Colorado, Georgia, Oklahoma, Tennessee, and Texas and a nationwide expansion underway, VENU is setting a new standard for live entertainment.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents, NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, Billboard, Aramark Sports + Entertainment, Tixr, Boston Common Golf, Niall Horan, and Dierks Bentley, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

About Ryan LLC

Ryan, an award-winning global tax services and software provider, is the largest Firm in the world dedicated exclusively to business taxes. With global headquarters in Plano, Texas, the Firm provides an integrated suite of federal, state, local, and international tax services on a multijurisdictional basis, including tax recovery, consulting, advocacy, compliance, and technology services. Empowered by the dynamic myRyan work environment, which is widely recognized as the most innovative in the tax services industry, Ryan’s multidisciplinary team of more than 7,100 professionals and associates serves over 74,000 clients in more than 80 countries, including many of the world’s most prominent Global 5000 companies. More information about Ryan can be found at ryan.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the sections titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, on file with the SEC, as well as in reports subsequently filed by the Company with the SEC. Forward-looking statements contained in this announcement, are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contact

Investor Relations

Sarah Rothschild, srothschild@venu.live

Media Relations

Chloe Polhamus, cpolhamus@venu.live